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                                                                    EXHIBIT 23.7

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H.J. GRUY AND ASSOCIATES, INC.
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333 Clay Street, Suite 3850, Houston, Texas 77002 . TEL. (713) 739-1000 . FAX (713) 739-6112
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                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated March 10, 2000, and dated March 9, 2001, prepared for Stocker Resources, Inc. in the Registration Statement on Form S-4 of Plains Exploration & Production Company for the filing dated March 26, 2003.

                                              H.J. GRUY AND ASSOCIATES, INC.
                                              Texas Registration Number F-000637



                                              by: /s/ SYLVIA CASTILLEJA
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                                              Sylvia Castilleja, P.E.
                                              Vice President

March 25, 2003
Houston, Texas